UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 9, 2011

SunPower Corporation
(Exact name of registrant as specified in its charter)

001-34166
(Commission File Number)

Delaware	94-3008969
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

77 Rio Robles, San Jose, California 95134
(Address of principal executive offices, with zip code)
(408) 240-5500
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On August 9, 2011, SunPower Corporation (“SunPower” or the “Company”) and certain subsidiaries of the Company entered into a letter of credit facility agreement with Deutsche Bank AG New York Branch, as issuing bank and as administrative agent (in such capacity, “the Administrative Agent”), and the financial institutions party thereto from time to time (such agreement, the “L/C Facility”). Payment of obligations under the L/C Facility is guaranteed by Total S.A. pursuant to the Credit Support Agreement, dated April 28, 2011, as amended from time to time, between SunPower and Total S.A.

The L/C Facility provides for the issuance, upon request by the Company or those of its subsidiaries party thereto from time to time as “Subsidiary Applicants”, of letters of credit by the issuing banks thereunder in order to support certain obligations of the Company, the Subsidiary Applicants, or non-party subsidiary account parties, in an aggregate amount not to exceed (a) for the period from August 9, 2011 through December 31, 2011, $645,000,000; (b) for the period from January 1, 2012 through December 31, 2012, $725,000,000; and (c) for the period from January 1, 2013 through December 31, 2013, $771,000,000.  Aggregate letter of credit amounts may be increased upon the agreement of the parties but may not exceed (i) for the period from January 1, 2014 through December 31, 2014, $878,000,000; (ii) for the period from January 1, 2015 through December 31, 2015, $936,000,000; and (iii) for the period from January 1, 2016 through June 28, 2016, $1,000,000,000.

Each letter of credit issued under the L/C Facility (each, a “Letter of Credit”) must have an expiration date no later than the second anniversary of the issuance of such Letter of Credit, provided that up to fifteen percent (15%) of the outstanding value the Letters of Credit may have an expiration date of between two and three years from the date of issuance.

The L/C Facility includes representations, covenants, and events of default customary for financing transactions of this type.   The L/C Facility does not have a requirement for establishing a collateral account or any other security arrangements with the Administrative Agent or otherwise.

Item 1.02.  Termination of a Material Definitive Agreement

On August 9, 2011, the Company terminated its letter of credit facility agreement with Deutsche Bank AG New York Branch, as issuing bank and as administrative agent, and the financial institutions party thereto from time to time (such agreement, the “DB L/C Facility”) previously entered into on April 12, 2010.  All outstanding letters of credit under the DB L/C Facility were transferred to the L/C Facility and $197.8 million in collateral was released to SunPower.

Item 2.02.  Results of Operations and Financial Condition.

On August 9, 2011, the Company issued the press release attached as Exhibit 99.1 hereto announcing its results of operations for the fiscal second quarter ended July 3, 2011.

The information contained in Item 2.02 and Item 9.01 of this report on Form 8-K and Exhibit 99.1 hereto shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act") or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 above is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release dated August 9, 2011

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNPOWER CORPORATION

Date: August 9, 2011	By:	/s/ Dennis V. Arriola
	Name:	Dennis V. Arriola
	Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated August 9, 2011